Exhibit 99.1

Investor Contact:	Media Contact:
Garen Sarafian	Katie Savastano
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Bausch Health Welcomes Two New Members to the Executive Leadership Team

LAVAL, Quebec, July 19, 2024 – Bausch Health Companies Inc. (NYSE/TSX: BHC) today announced the appointment of two new members to its Executive Leadership Team (ELT).

•	Jean-Jacques Charhon (“JJ”) will join the company as Chief Financial Officer on August 19, 2024. JJ has over 25 years of experience in financial leadership roles with public and private companies across healthcare, high tech and services, primarily at General Electric, Hewlett Packard, Novartis and Purdue Pharma. Upon JJ’s arrival, John Barresi, the Company’s Interim Chief Financial Officer, will resume his role as SVP, Controller.

•	Aimee Lenar joined the company on July 15, 2024 as Executive Vice President, US Pharma. Aimee’s new role includes leadership of Salix Pharmaceuticals, Bausch Health’s gastroenterology (GI) business, as well as Neurology, Generics, Market Access and Commercial Operations. Aimee brings over 20 years of experience in the pharmaceutical industry, most recently as Head of US Prescription Medicine at Galderma.

“We are delighted to welcome JJ and Aimee to our ELT. They are both proven leaders bringing extensive experience and expertise to their respective roles that will drive our transformation and achieve our ambition to be a globally integrated and innovative healthcare company, trusted and valued by patients, HCPs, employees, and investors.” said CEO, Thomas J. Appio. “I want to thank John Barresi for all his hard work and dedication as he stepped in as Interim Chief Financial Officer along with his other responsibilities. I am grateful to have John on the team; he is an integral part of our Financial Leadership Team.”

About Jean-Jacques Charhon

On August 19, 2024, JJ will join the Company from Signant Health where he was Executive Vice President and Chief Financial Officer and was primarily responsible for financial planning and analysis, accounting & controllership, treasury, tax and procurement. JJ has over 25 years of experience in financial leadership roles with public and private companies such as General Electric, Hewlett Packard, Novartis and Purdue Pharma. JJ is passionate about driving business enablement through the finance function for both strategy shaping and operational execution. JJ holds a master’s degree in business administration from the Solvay School of Management in Brussels, Belgium.

About Aimee Lenar

Aimee joined the Company from her most recent role as Head of US Prescription Medicine at Galderma. At Galderma, Aimee was responsible for sales, marketing, market access, and business analytics, overseeing both a portfolio of established prescription products and a new immunology asset. Prior to this role, Aimee held leadership roles with AbbVie and Allergan, where she served most recently as a VP and General Manager of CNS. Prior to this role, she was VP Gastroenterology at AbbVie for over 5 years. Aimee has a proven track record across several roles and brings a wealth of marketing and sales execution to Bausch Health. Aimee holds a master’s degree in public health from Emory University.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our controlling ownership of Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information, visit www.bauschhealth.com and connect with us on LinkedIn.

Forward-looking Statements

This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements relating to the Company's succession plan for its chief financial officer position. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in the Company's other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Additional information regarding certain of these material factors and assumptions may be found in the Company's filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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